Exhibit 99.1

Press Release

FREYR Announces Joint Venture with Koch Strategic Platforms to Advance

Development of Clean Battery Cell Manufacturing in the United States

●	50%/50% joint venture to evaluate U.S. Gigafactory production of clean, next-generation battery cells for energy storage system, mobility, and electric vehicle applications

●	Joint venture has secured a direct strategic license from U.S.-based 24M Technologies

●	$70 million joint investment in 24M Technologies and the JV’s licensing agreement provide for equity ownership in 24M and deep strategic, operational, and financial alignment
●	Joint venture to also evaluate advanced battery technologies for future commercialization
●	Joint venture further enhances FREYR’s strategy to develop battery cell production capacity leveraging renewable energy and the emerging localized supply chains
●	Evaluating development of an initial 50GWh of annualized capacity in the U.S. by 2030 with a goal of reaching Final Investment Decision on the first Gigafactory in 2022
●	Joint venture seeks to provide FREYR with a strategic battery production footprint from multiple locations providing added sourcing flexibility for an increasing number of customers
●	Collaboration and partnership with 24M’s SemiSolidTM technology, which simplifies the production process, enabling capital efficient manufacturing of batteries with larger and thicker electrodes at scale

New York, Oslo and Luxembourg, October 12, 2021 - FREYR Battery (NYSE: FREY) (“FREYR”), a developer of clean, next-generation battery cell production capacity, today announced the formation of a joint venture (“JV”) in the United States between Koch Strategic Platforms (“KSP”) and FREYR. The JV, which has a 50%/50% ownership structure, has been established to develop an initial 50 GWh of Gigafactory-scale battery cell manufacturing capacity in the U.S. based on 24M Technologies (“24M”) SemiSolidTM platform technology. The scale and scope of the targeted development would position the JV as one of the largest battery cell manufacturers in the U.S., using American-borne technology and the sustainable innovation of a premier U.S.-based, global industrial partner in KSP. This venture further progresses FREYR’s strategic focus of developing clean, localized battery cell production and supply chains to catalyze emerging energy technology adoption.

“Today’s announcement marks a significant milestone for FREYR as we advance our expansion strategy through the U.S. joint venture with KSP,” said Torstein Sjøtveit, FREYR’s Executive Chairman. “Our entire team is looking forward to collaborating with our U.S.-based strategic partners at Koch and 24M to bring clean, next-generation battery cell production to the U.S. at commercial scale.”

“We are pleased to announce the formation of the joint venture with FREYR and our investment in U.S.-based 24M,” said David Park, president of Koch Strategic Platforms. “This initiative could create jobs here in the U.S. and foster continued adoption of transformative energy technology.”

“KSP conducted diligence on the FREYR investment beginning in January 2021 when we participated as the largest investor in their PIPE offering. We are confident in the prospects of signing significant commercial offtake agreements in both the energy storage and EV sectors that will enable us to select a Gigafactory location in the U.S. next year,” said Jeremy Bezdek, managing director of KSP and FREYR board director.

In conjunction with the agreement, KSP and FREYR have invested $70 million in convertible promissory notes with 24M, under which KSP and FREYR will initially invest $50 million and $20 million, respectively. Upon closing of the convertible note financing, the JV entered into a new licensing agreement with 24M that will enable the JV to deploy 24M’s SemiSolidTM platform technology with conditional limited exclusivity in the U.S.

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“We are delighted to enhance our deep strategic partnership with FREYR and establish a new collaboration with a globally-respected industrial player in Koch,” added Naoki Ota, President and CEO of 24M. “The investment in 24M and expanded licensing agreement validate our battery technology leadership and offer potential deployment at commercial scale in the U.S.”

The JV will leverage 24M’s SemiSolidTM technology, which dramatically reduces the number of steps required to manufacture battery cells while still using conventional lithium-ion raw materials. The SemiSolidTM production platform enables capital and operating cost savings as well as expanded opportunities to recycle materials. Using the 24M technology platform, the JV will have the flexibility to provide next-generation batteries of various sizes and chemistries at commercial scale.

“The establishment of the U.S. JV with KSP and the associated investment in 24M are transformational developments for FREYR,” commented Tom Jensen, FREYR’s Chief Executive Officer. “These agreements increasingly position FREYR as a leader in modularized production of next-generation battery cells at scale. We are now taking formal steps to offer localized battery supply complementing our initial Norwegian offering to the exponentially growing U.S. market. We are very excited to deepen our key strategic relationships with Koch and 24M as we accelerate our work to establish a substantial commercial production footprint in the U.S.”

Today’s announcement follows FREYR’s press release on June 11, 2021, which outlined the Company’s negotiations with a major multinational conglomerate to develop battery production facilities in North America; and KSP’s prior investment in the business combination transaction between FREYR AS and Alussa Energy Acquisition Corp. completed on July 9, 2021.

Conference Call

FREYR and KSP will conduct a conference call today, Tuesday, October 12th, 2021, at 10:30 am EDT/4:30 pm CEST to discuss today’s announcement. The presentation material will be available to download at http://freyrbattery.com.

To access the conference call, listeners should contact the conference call operator at the appropriate number listed below approximately 10 minutes prior to the start of the call.

Dial in information:

United Kingdom: +44 3333000804
United States: +1 6319131422
Switzerland: +41 225809034

Spain: +34 935472900
Norway: +47 23500243
Luxembourg: +352 27300160
Hong Kong: +852 30600225
Germany: +49 6913803430
France: +33 170750711
Denmark: +45 35445577
Canada: +1 4162164189

Participant pin code: 45399424#

A webcast of the conference call will be broadcast simultaneously. Attendees may access the webcast at  https://streams.eventcdn.net/freyer/freyr-project-leif

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About FREYR Battery

FREYR is a producer of clean battery solutions for a better planet. Listed on the New York Stock Exchange, FREYR’s mission is to accelerate the decarbonization of energy and transportation systems globally as one of Europe’s largest clean battery suppliers. To learn more about FREYR, please visit www.freyrbattery.com.

About Koch Strategic Platforms

With offices in Atlanta and Wichita, KSP desires to be the preferred investment partner of growth focused, strategic companies who are innovating in industries with disruptive potential. Created in 2020, the KSP team pursues public and private investments with companies where long-term mutual benefit can be realized. https://www.kochind.com/

About 24M Technologies

24M answers the world’s need for affordable energy storage by enabling a new, more cost-effective solution — SemiSolid™ lithium-ion technology. By re-inventing the design of the battery cell as well as the manufacturing method, 24M solves the critical, decades-old challenge associated with the world’s preferred energy storage chemistry: reducing its high cost while improving its safety, reliability, and performance. Founded and led by some of the battery industry’s foremost inventors, scientists, and entrepreneurs, 24M is headquartered in Cambridge, Mass. For more information, please visit www.24-m.com.

Forward-looking Statements

All statements, other than statements of present or historical fact included in this press release, including, without limitation, statements regarding the development, timeline, capacity and utility of FREYR’s and/or the JV’s Gigafactories, the development and commercialization of 24M’s SemiSolid™ technology, FREYR’s and / or the JV’s manufacturing capacity relative to other market participants and the development of customer and offtake relationships are forward-looking and involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Most of these factors are outside FREYR’s control and difficult to predict. Information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in FREYR’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2021, as amended, and in other SEC filings available on the SEC’s website at www.sec.gov.

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FREYR Battery contact information

For investor inquiries, please contact:

Jeffrey Spittel, Vice President, Investor Relations

jeffrey.spittel@freyrbattery.com

Tel: (+1) 281-222-0161

For media inquiries, please contact:

Katrin Berntsen

katrin.berntsen@freyrbattery.com

Tel: (+47) 920 54 570

Koch Industries contact information

Christin Fernandez, Director of Communications

Christin.Fernandez@kochps.com

202-879-8546

24M Technologies contact information

Pang Tan, VP of Business Development

info@24-m.com

Tel: (+1) 617-553-1012

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